EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Encysive Pharmaceuticals Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-79656, 33-79658, 33-79670, 33-93282, 33-93368, 333-27423, 333-27425, 333-79477, 333-72468, 333-41864, 333-107941, 333-107939 and 333-116178) on Form S-8 and (Nos. 333-108107 and 333-116193) on Form S-3 of Encysive Pharmaceuticals Inc. of our reports dated March 1, 2005, with respect to the consolidated balance sheets of Encysive Pharmaceuticals Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Encysive Pharmaceuticals Inc.

KPMG LLP

Houston, Texas

March 7, 2005